Exhibit 10.1

AMENDMENT AND RELEASE AGREEMENT

1)	This Amendment and Release Agreement, dated December 26, 2014 when signed below where indicated (this “Amendment and Release Agreement”) amends that certain Severance and Change in Control Agreement between Thilo Semmelbauer (“Semmelbauer”) and Shutterstock Images LLC, predecessor-in-interest to Shutterstock, Inc. (“Shutterstock”), with an effective date of September 24, 2012 and that certain Amended and Restated Restricted Stock Agreement between Semmelbauer and Shutterstock, Inc., effective as of October 5, 2012.

2)	The parties acknowledge that on or about August 6, 2014, Semmelbauer gave notice of his decision to resign from his position as President and Chief Operating Officer of Shutterstock, and Shutterstock accepted such resignation. Semmelbauer’s resignation will be effective on January 15, 2015, but he will make himself available as a consultant to Shutterstock on an as needed basis through April 15, 2015. In consideration, among other things, for agreeing to stay in the employ of Shutterstock through the effective date of his resignation, for agreeing to be available as a consultant through April 15, 2015, and for signing this Amendment and Release Agreement, the parties have agreed to the terms and conditions as set forth herein.

3)	Amendment of Severance and Change in Control Agreement (the “Severance Agreement”).

a)	Paragraph 3(d) of the Severance Agreement is hereby deemed deleted in its entirety and replaced with the following:

“(d) If Executive voluntarily terminates Executive's employment with the Company, all of Executive's unvested and outstanding equity awards that would have become vested had Executive remained in the employ of the Company for the ninety (90) day period following the date of the Executive's termination of employment shall vest as of the later of (x) the date of Executive's termination and (y) the business day following the day on which any release required by Company is signed by Executive and becomes irrevocable. For the purposes of this Paragraph 3(d), the term, “equity awards”, includes Restricted Shares as said term is defined in the Amended and Restated Restricted Stock Agreement between Semmelbauer and Shutterstock, Inc., effective as of October 5, 2012. In addition, within thirty (30) days of the effective date of his resignation, Executive will (i) receive his or her earned but unpaid base salary through the date of termination of employment and (ii) receive all accrued PTO, expense reimbursements and any other benefits due to Executive through the date of termination of employment in accordance with established Company provided or paid plans, policies and arrangements. Additionally, within thirty (30) days of the expiration of the Revocation Period, Executive will receive a lump-sum severance payment equal to one hundred percent (100%) of Executive's target bonus in effect for the 2014 fiscal year, If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for Executive and Executive's eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive's resignation) until the earlier of (A) a period of twelve (12) months from the last date of employment of Executive with the Company, or (B) the date upon which Executive and/or Executive's eligible dependents become covered under similar plans. COBRA reimbursements will be made by the Company to Executive consistent with the Company's normal expense reimbursement policy and will be taxable to the extent required to avoid adverse consequences to Executive or the Company under either Code Section 105(h) or the Patient Protection and Affordable Care Act of 2010. Executive shall not be entitled to any other compensation or benefits from the Company except to the extent required by law.

b)	For purposes of clarity, the parties acknowledge and agree that Semmelbauer’s resignation as set forth in this Amendment and Release Agreement is a voluntary termination by an Executive for purposes of the Severance Agreement (including without limitation paragraph 3(d)).

4)	Semmelbauer hereby releases and forever discharges Shutterstock and its parent, subsidiaries and affiliated companies, and its and their officers, directors, shareholders, members, trustees, employees, agents, representatives, administrators, attorneys, insurers, fiduciaries, predecessors, successors and assigns, in their individual and/or representative capacities (collectively, the “Company”), from any and all claims, causes of action, debts, obligations, liabilities, promises, agreements, liens, demands, complaints, damages or injuries of any kind or nature, whether arising under equity or law, whether known or unknown, and whether asserted or unasserted, arising out of or relating to Semmelbauer’s employment with Shutterstock, or the termination thereof, that Semmelbauer or his heirs, executors, administrators, legal representatives, successors and assigns ever had, now have or may have, including but not limited to all claims for breach of contract – whether express or implied, written or oral - wrongful discharge, fraud, fraudulent inducement, misrepresentation, quantum meruit, intentional or negligent infliction of emotional distress, humiliation, defamation, interference with present or prospective economic advantage or contract and all claims for discrimination in employment under any federal, state or local law, regulation or ordinance, including, but not limited to, the Age Discrimination in Employment Act of 1967, the Older Workers’ Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Equal Pay Act; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1984; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the New York State Human Rights Law; the New York City Human Rights Law; and the New York Labor Law (all as amended). This Amendment and Release Agreement specifically includes any and all claims or causes of action whether or not now known or suspected to exist by me, and whether or not specifically or particularly described herein. Except as set forth herein, this Amendment and Release Agreement also applies to any claim for any and all forms of compensation, including, but not limited to, any wages, bonuses, incentive compensation, additional salary, sick pay, vacation pay, contributions, fringe or retirement benefits, any other benefit, reward or entitlement of the employment relationship, any compensation in damages for personal injury and any claim for liquidated or punitive damages. Semmelbauer hereby expressly agrees and acknowledges that as of the date of this Amendment and Release Agreement, he has been paid all wages due and owing to him except as set forth herein. This releases the Company as to all conduct and claims that arise up to the date this Amendment and Release Agreement is executed by Semmelbauer. It is intended that this release shall discharge the Company to the maximum extent permitted by law. Notwithstanding anything in this Amendment and Release Agreement to the contrary, nothing contained herein shall be a waiver of any rights (and Semmelbauer’s released claims shall not be deemed to include any rights) (a) to indemnification that Semmelbauer has against the Company by virtue of his service as an officer thereof, whether by agreement, common law, statute or pursuant to the Company’s bylaws and/or certificate or articles of incorporation, as amended to date, and (b) under this Amendment and Release Agreement, and the Amended and Restated Restricted Stock Agreement. The parties further agree that neither this release nor the furnishing of the consideration for this release shall be deemed or construed at anytime for any purpose as an admission by either party of any liability or of any unlawful conduct of any kind.

5)	This Amendment and Release Agreement shall be of no force or effect unless Semmelbauer signs and returns it in a timely manner and does not revoke same as herein provided. Shutterstock is hereby authorized to sell that number of shares necessary to comply with its withholding tax obligations. Semmelbauer acknowledges that other than as set out in this Amendment and Release Agreement, no additional equity or benefits will become vested after the date his employment ends.

6)	This Amendment and Release Agreement may not be modified except pursuant to a written instrument signed by Semmelbauer and the Chief Executive Officer of Shutterstock.

7)	The parties acknowledge that this Amendment and Release Agreement may be signed in counterparts and/or in facsimile form and that such counterparts and/or facsimiles shall have the same force and effect as an executed original.

8)	Except as expressly or by necessary implication modified hereby, all provisions of the Restricted Stock Agreement and the Severance Agreement shall remain in full force and effect in accordance with their terms but in the event of any inconsistencies between the provisions of either or both of those agreements and the provisions hereof, the terms of this Amendment and Release Agreement.

9)	This Amendment and Release Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law provisions. Any dispute arising out of this Amendment and Release Agreement shall be subject to the jurisdiction of the New York state and federal courts.

10)	Semmelbauer further acknowledges and agrees that he has entered into this Amendment and Release Agreement voluntarily and of his own free will and that no promises or representations have been made to him by any person to induce Semmelbauer to enter into this Amendment and Release Agreement, other than the express terms set forth herein. Semmelbauer further acknowledges and agrees that he has read this Amendment and Release Agreement and understands all of its terms, including without limitation the waiver and release of claims set forth in Paragraph 4 hereof.

11)	By executing this Amendment and Release Agreement, Semmelbauer acknowledges that (i) he has been advised by Shutterstock – and is hereby again advised – that he should consult with an attorney of his own selection prior to execution of this Amendment and Release Agreement, and that this Amendment and Release Agreement affects substantial rights and provides for the waiver and release of any and all claims against Shutterstock; (ii) he has been provided with an at least twenty one (21) calendar day period to review and consider whether to sign this Amendment and Release Agreement and that by executing and delivering this Amendment and Release Agreement to the Chief Executive Officer of Shutterstock, he is waiving any remaining portion of such twenty one (21) calendar day period; (iii) he has been advised that he has seven (7) calendar days following execution of this Amendment and Release Agreement to revoke this Amendment and Release Agreement (the “Revocation Period”).

This Amendment and Release Agreement will not be effective or enforceable until the Revocation Period has expired. A revocation of this Amendment and Release Agreement shall only be effective if an originally executed written notice thereof is received by the Chief Executive Officer of Shutterstock on or before 5:00 p.m. on the seventh calendar day after Semmelbauer’s execution of this Amendment and Release Agreement. Placing a written revocation in the mail to Shutterstock does not constitute “receipt by” Shutterstock. If so revoked, this Amendment and Release Agreement shall be deemed to be void and of no force and effect.

THIS AMENDMENT AND RELEASE AGREEMENT IS A LEGAL AND BINDING CONTRACT. BEFORE SIGNING THIS AMENDMENT AND RELEASE AGREEMENT, SEMMELBAUER ACKNOWLEDGES THAT HE HAS HAD A REASONABLE TIME PERIOD TO REVIEW THIS AMENDMENT AND RELEASE AGREEMENT CAREFULLY WITH COUNSEL OF HIS OWN CHOICE; THAT HE HAS READ THIS AMENDMENT AND RELEASE AGREEMENT AND UNDERSTANDS ALL OF THE TERMS AND THE MEANING AND SIGNIFICANCE OF THE AMENDMENT AND RELEASE AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE GENERAL RELEASE CONTAINED THEREIN; THAT HE HAS NOT BEEN PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AMENDMENT AND RELEASE AGREEMENT AND THAT HE VOLUNTARILY AGREES TO BE LEGALLY BOUND BY ITS TERMS. SEMMELBAUER UNDERSTANDS THAT HE MAY REVOKE THIS AMENDMENT AND RELEASE AGREEMENT AND THE RELEASE CONTAINED HEREIN WITHIN SEVEN (7) CALENDAR DAYS FOLLOWING HIS SIGNING, AND THIS AMENDMENT AND RELEASE AGREEMENT WILL NOT BECOME ENFORCEABLE OR EFFECTIVE UNTIL THAT SEVEN (7) CALENDAR DAY PERIOD HAS EXPIRED. SHOULD SEMMELBAUER REVOKE THIS RELEASE AGREEMENT OR BREACH ANY OF ITS TERMS AND CONDITIONS, OR THE TERMS AND CONDITIONS OF ANY OTHER AGREEMENT BETWEEN SEMMELBAUER AND SHUTTERSTOCK, SEMMELBAUER UNDERSTANDS THAT HEWILL NOT BE ENTITLED TO ANY OF THE PAYMENTS OR BENEFITS SET FORTH IN THE AGREEMENT.

IN WITNESS WHEREOF I have signed this Amendment and Release Agreement on this

27 day of December, 2014.

SIGNED AND DELIVERED

/s/ Thilo Semmelbauer

Thilo Semmelbauer

AGREED AND ACCEPTED:

SHUTTERSTOCK, INC.

By:	/s/ Timothy Bixby
Timothy Bixby, CFO

Date:	1-5-15